NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SKINNY NUTRITIONAL CORP.

CONVERTIBLE SENIOR SUBORDINATED SECURED NOTE

No. 2011-	___________, 201_

U.S.$_____________

1.           Convertible Note.

This Convertible Senior Subordinated Secured Note is one of a duly authorized series of Convertible Senior Subordinated Secured Notes (individually, the “Convertible Note” and collectively, the “Convertible Notes”) of Skinny Nutritional Corp., a Nevada corporation (the “Company”).  The Convertible Notes are similar in terms except for dates, principal amounts and named payees and are being issued pursuant to a Subscription Agreement of even date (the “Subscription Agreement”) entered into by and between the Company and the signatories thereto under which the Company is offering to sell up to an aggregate principal amount of $2,500,000 of Convertible Notes thereunder. By its acceptance of this Convertible Note, each Holder agrees to be bound by the terms of the Subscription Agreement. The Convertible Notes are secured obligations of the Company, to the extent provided for in the Security Agreement dated as of the date of the Subscription Agreements (the “Security Agreement”) entered into among the Company and the holders of the Convertible Notes, and are (i) subordinated to (A) the Senior Indebtedness of the Company and its Subsidiaries, as defined below; and (ii) senior in right of payment to all other Indebtedness of the Company and its Subsidiaries. This Convertible Note is a direct obligation of the Company and ranks pari passu with all other Convertible Notes now or hereafter issued in accordance with the Subscription Agreement under the terms set forth herein.

Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 10 hereof.

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2.           Principal and Interest.

(a)           The Company for value received, hereby promises to pay to __________________________, or their registered assigns (the “Holder”) on _______, 201_ (the “Initial Maturity Date”) or, in the event the Company elects to extend the date for repayment in accordance with Section 2(d) below, ____________, 201_ (the “Deferred Maturity Date”, and together with the Initial Maturity Date, the “Maturity Date”), (i) the principal sum of _____________________ DOLLARS (U.S. $__________) and (ii) all accrued and unpaid interest thereon.  Notwithstanding the foregoing, however, the Company’s payment obligations hereunder may be accelerated in accordance with the redemption rights, as provided in Section 6 below, or in the Event of Default (as defined in Section 8). Interest is payable on each date specified therefor in Section 2(c) below or on the date of redemption (if any) at the then-current Interest Rate in cash or, at the option of the Company in additional shares of Common Stock of the Company in accordance with the provisions of Section 2(d) below. Payment of the principal of this Convertible Note shall be made upon the surrender of this Convertible Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the Holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Payment of principal (and premium, if any), interest and all other amounts payable with respect to the Convertible Notes shall be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear in the Subscription Agreement. Payments of principal and interest shall be deemed made on the date such payment is deposited or, if mailed, on the date deposited in the mail with proper postage and addressed to the Holder and the address as shown on the records of the Company, or such other address as provided to the Company in writing by the Holder. In the event that the date for the payment of any amount payable under this Convertible Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding Business Day and Interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

(b)           Deferred Maturity Date. In accordance with the terms and conditions of this Section 2(b), the Company shall have the sole right to extend the Initial Maturity Date to the Deferred Maturity Date by providing the Holders with written notice of such election on or before the tenth calendar day prior to the Initial Maturity Date. If the Company elects to extend the Initial Maturity Date to the Deferred Maturity Date, the Company shall promptly issue to the account of the Holder such number of additional Unit Warrants as is equal to the initial number of Unit Warrants issued to the Holder pursuant to the Subscription Agreement. Such additional Unit Warrants shall be identical in all material respects to the initial Unit Warrants issued to the Holder, except with respect to the date of issuance.

(c)           Payment of Interest. This Convertible Note shall bear simple interest at the rate of 10% per annum (the “Interest Rate”). Interest on the unconverted and then outstanding principal amount of this Convertible Note shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the original issue date of this Convertible Note until the earlier of (i) payment in full of the principal sum hereon, together with all accrued and unpaid interest has been made or (ii) this Convertible Note has been converted in full. Interest shall cease to accrue with respect to any principal amount of Convertible Notes that are converted or repaid. Interest is payable semi-annually on April 30 and October 30 of each year during which this Convertible Note is outstanding, and on each Conversion Date (as defined herein) and on the Maturity Date (each such date, an “Interest Payment Date”), in cash or in accordance with Section 2(d), shares of Common Stock.

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(d)           Conversion of Interest. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock (“Interest Shares”) or cash shall be at the discretion of the Company. Not less than 10 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest in cash. Payment in shares of Common Stock may only occur if: (i) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Convertible Notes, including the shares to be issued for interest in lieu of cash and (ii) such issuance would be permitted in full without violating the limitations set forth in Section 5 of this Convertible Note. If the Company elects to pay interest in Interest Shares, the holder of this Convertible Note shall be entitled to receive that number of Interest Shares equal to (a) the then-accrued but unpaid interest of this Convertible Note due on such Interest Payment Date divided by the average closing price for the five (5) consecutive Trading Days ending not more than three (3) calendar days prior to the date of the notice required in the second sentence of this Section 2(d).

3.           Conversion.

(a)        General. The Holder shall have the right, in accordance with the terms hereof, to convert the principal amount, and any accrued and unpaid interest thereon, of this Convertible Note into either (i) shares of Common Stock (“Conversion Shares”) or (ii) the securities of the Company (the “Conversion Securities”) sold in the Next Financing (defined below). Except as provided below, the Holder may exercise such conversion rights at any time and from time to time prior to the Maturity Date and prior to the redemption (if any) of this Convertible Note, upon no less than 15 days’ written notice by the Holder to the Company.

(1)          The Holder may convert all or a portion of the principal amount of outstanding Convertible Notes, and any accrued and unpaid interest thereon, into Conversion Shares at an initial conversion of $0.03 (the “Conversion Rate”), subject to adjustment in accordance with the terms of this Convertible Note. In calculating the number of Conversion Shares to be issued to the Holder, such number shall be rounded down to the nearest whole number. The Company shall not issue any fractional Conversion Shares under any circumstances, but shall pay to the Holder any cash amounts in respect of the value of any fractional Conversion Shares that may have been issuable in the absence of the aforementioned prohibition.

(2)          Further, the Holder may convert all, but not less than all, of the principal amount of outstanding Convertible Notes, and any accrued and unpaid interest thereon, into the Conversion Securities in the Next Financing at a conversion rate equal to the Next Financing Conversion Rate (as defined below). In calculating the number of Conversion Securities to be issued to the Holder, such number shall be rounded down to the nearest whole number. The Company shall not issue any fractional Conversion Securities under any circumstances, but shall pay to the Holder any cash amounts in respect of the value of any fractional Conversion Securities that may have been issuable in the absence of the aforementioned prohibition. As used herein, the term “Next Financing Conversion Rate” shall mean a 20% discount to the offering price of the Company’s securities sold in the Next Financing. As used herein, the term “Next Financing” shall mean the closing of a sale of equity or convertible debt securities by the Company, or series of closings, as part of the same transaction, of equity or convertible debt securities within a period of six months, in the gross amount of at least $3,000,000, excluding any transaction that is an Exempt Issuance, as defined below (the “Next Financing”).

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(3)          In the event the Holder declines to convert this Convertible Note into the Next Financing then from and after the final closing of the Next Financing, the conversion rights herein shall terminate in all respects.

(b)        Number of Conversion Shares. The number of Conversion Shares issuable upon conversion of this Convertible Note shall be determined by dividing the principal amount of this Convertible Note, or the part of the principal amount to be converted, plus the accrued but unpaid interest, by the Conversion Rate in effect on the Conversion Date (as defined in subparagraph (c)(2) below).  To convert this Convertible Note, at any time and from time to time prior to the Maturity Date and prior to redemption (if any), upon no less than 15 days’ written notice by the Holder to the Company, the Holder shall send by facsimile (or otherwise deliver) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company and shall contain a completed schedule in the form of Schedule 1 to the Conversion Notice (as amended on each Conversion Date, the “Conversion Schedule”) reflecting the remaining principal amount of this Convertible Note and all accrued and unpaid interest thereon subsequent to the conversion at issue.  The Holder shall surrender or cause to be surrendered this Convertible Note as soon as practicable thereafter to the Company, and pay any transfer taxes or other applicable taxes or duties, if required.  The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Convertible Note is delivered to the Company as provided above, or the Holder notifies the Company that this Convertible Note has been lost, stolen or destroyed and delivers the documentation to the Company required by Section 11(c)(3) hereof.

(c)        Issuance of Conversion Shares. As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to the Holder or its nominee that number of shares of Common Stock issuable upon conversion of the portion of this Convertible Note being converted. The Company shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. The Holder is not entitled to any rights of a holder of Common Stock until this Convertible Note has been converted into Common Stock.

(1)          This Convertible Note shall be deemed to have been converted immediately prior to the close of business on the day that the Holders delivers notice to the Company in accordance with the foregoing provisions (such day, the “Conversion Date”), and at such time the rights of the Holder of this Convertible Note as the Holder hereof shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of this Convertible Note on any date that is not a Business Day shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day. If the Holder converts more than one Convertible Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Convertible Notes converted.

(2)          If the Holder elects to convert less than the entire aggregate principal amount outstanding of this Convertible Note, the Company shall issue to the Holder a new Convertible Note, duly executed by the Company, in form and substance identical to this Convertible Note surrendered by the Holder, for the balance of the aggregate principal amount of this Convertible Note that has not been so converted.

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(d)       Number and Issuance of Conversion Securities.

(1)          The number of Conversion Securities issuable upon conversion of this Convertible Note in the Next Financing shall be determined by dividing the principal amount of this Convertible Note to be converted, plus the accrued but unpaid interest, by the Next Financing Conversion Rate in effect on the Next Financing Conversion Date (as defined in subparagraph (d)(2) below).  To convert this Convertible Note in the Next Financing, upon no less than 5 days’ written notice by the Holder to the Company, the Holder shall send by facsimile (or otherwise deliver) a copy of the fully executed Conversion Notice to the Company and shall contain a completed schedule in the form of Schedule 1 to the Conversion Notice reflecting the remaining principal amount of this Convertible Note and all accrued and unpaid interest thereon. The Holder shall surrender or cause to be surrendered this Convertible Note as soon as practicable thereafter to the Company, and pay any transfer taxes or other applicable taxes or duties, if required.  The Company shall not be obligated to issue Conversion Securities upon a conversion unless either this Convertible Note is delivered to the Company as provided above, or the Holder notifies the Company that this Convertible Note has been lost, stolen or destroyed and delivers the documentation to the Company required by Section 11(c)(3) hereof.

(2)          As promptly as practicable on or after the Next Financing Conversion Date (as defined below), the Company shall issue and deliver to the Holder or its nominee such number of securities of the Company issuable upon conversion of this Convertible Note in the Next Financing. The Company shall deliver to the Holder physical certificates representing the Conversion Securities issuable upon conversion.  The Holder is not entitled to any rights of a holder of Conversion Securities until this Convertible Note has been converted into such Conversion Securities in the Next Financing.

(3)          This Convertible Note shall be deemed to have been converted immediately prior to the close of business on the day that (i) the Holder delivers notice to the Company in accordance with the foregoing provisions and (ii) the Company effects a closing of the Next Financing in accordance with the applicable terms thereof (such day, the “Next Financing Conversion Date”), and at such time the rights of the Holder of this Convertible Note as the Holder hereof shall cease, and the Person or Persons entitled to receive the Conversion Securities shall be deemed to be a holder of record of such Conversion Securities on the Next Financing Conversion Date; provided, however, that no surrender of this Convertible Note on any date that is not a Business Day shall be effective to constitute the person or persons entitled to receive the Conversion Securities upon such conversion as the record holder or holders of such Conversion Securities on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Conversion Securities as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day. If the Holder converts more than one Convertible Note at the same time, the number of Conversion Securities issuable upon the conversion shall be based on the aggregate principal amount and interest of Convertible Notes converted.

(e)       Adjustment of Conversion Rate.  The Conversion Rate (but not the Next Financing Conversion Rate) will be subject to adjustments from time to time as follows:

(1)          In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Conversion Record Date shall be reduced by multiplying such Conversion Rate by a fraction: (A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for the determination of the holders entitled to such dividend or distribution; and (B) the denominator of which shall be the sum of such number of shares referred to in (A) above and the total number of shares constituting such dividend or other distribution. Such reduction in the Conversion Rate shall become effective immediately after the opening of business on the day following the Conversion Record Date.  If any dividend or distribution of the type described in this Section 3(e)(1) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that otherwise would then be in effect if such dividend or distribution had not been declared.

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(2)          In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(3)          (A)        In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 3(e)(1) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 3(f) applies (such Capital Stock, evidences of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 3(e)(3) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction: (i) the numerator of which shall be the Fair Market Value of the Common Stock of the Company on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and (ii) the denominator of which shall be such Fair Market Value of the Common Stock of the Company on such date.

(B)          Such reduction in the Conversion Rate shall become effective immediately prior to the opening of business on the day following the Conversion Record Date.  However, in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Fair Market Value on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Convertible Note shall have the right to receive upon conversion hereof (or any portion hereof) the amount of Distributed Assets the Holder would have received had the Holder converted this Convertible Note (or portion hereof) immediately prior to such Conversion Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that otherwise would then be in effect if such dividend or distribution had not been declared.

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(4)          Adjustment of Conversion Rate upon Issuance of Common Stock, Options, Convertible Securities, Etc.

(A)          If prior to the Maturity Date (or any Conversion Date or Redemption Date, if applicable), the Company (i) issues or sells any Common Stock, Convertible Securities, warrants, or Options or (ii) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the then-current Conversion Rate, then in each such case the Conversion Rate in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Rate then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Conversion Rate and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. Notwithstanding the foregoing, however, no adjustment hereunder shall be made with respect to an Exempt Issuance, as defined below.

(B)          For the purposes of the foregoing adjustment, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding at the initial conversion or exercise price applicable to such securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Conversion Rate shall be readjusted as if such portion of such Convertible Securities or Options had not been issued. For purposes of this Section 3(e)(4), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Rate shall be used. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(C)          As used herein, “Exempt Issuance” means the issuance of (i) shares of Common Stock or Options or Convertible Securities to employees, officers, consultants, service providers or directors of the Company approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (ii) Common Stock, Convertible Securities, warrants, or Options (1) upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the date of the Subscription Agreement, or (2) pursuant to other rights or agreements binding on the Company as of the date of the Subscription Agreement; provided that such securities have not been amended since the date of the Subscription Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (iii) shares of Common Stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (iv) shares of Common Stock, Convertible Securities, warrants or Options in connection with transactions with vendors, suppliers, lenders or other commercial partners, the terms of which are approved by the Board of Directors, and in each case, the primary purpose of which is not to raise equity capital; (v) shares of Common Stock, Convertible Securities, warrants or Options in connection with transactions pursuant to which the Company transfers or assigns liabilities, claims or contract rights; (vi) shares of Common Stock, Convertible Securities, warrants or Options issued pursuant to mergers, acquisitions, asset sales or strategic alliances approved by a majority of the disinterested directors of the Company, provided that any such issuance shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising equity capital; and (vii) shares of Common Stock, Convertible Securities, warrants or Options issued pursuant to the Subscription Agreement or upon the exercise of the Unit Warrants issued pursuant to the Subscription Agreement or upon the conversion of the Convertible Notes issued pursuant to the Subscription Agreement.

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(D)          For purposes hereof: (i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock; (ii) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities; and (iii) “Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).

(5)          No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 3(e)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 3 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(6)          Whenever the Conversion Rate is adjusted as provided in Section 3(e), the Company shall compute the adjusted Conversion Rate in accordance with Section 3(e) and shall prepare a certificate signed by an officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the Holder of this Convertible Note. For purposes of this Section 3(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(7)          For purposes hereof:

(A)          “Conversion Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

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(B)          “Fair Market Value” shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the 10 consecutive Trading Days immediately prior to the date in question.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 3(e), such adjustments shall be made to the Fair Market Value as may be necessary or appropriate to effectuate the intent of this Section 3(e) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(f)          Adjustments for Reclassifications, Mergers, Sales of Assets and Other Business Combinations or Transactions. If any of following events occur: (1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; (2) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as applicable, shall provide that this Convertible Note shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had this Convertible Note been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance and that the rights of the Holder to convert this Convertible Note for adjustments thereafter shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  The above provisions of this Section shall apply to successive or series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

(g)          Notices of Proposed Adjustments. In case at any time after the date hereof:

(1)          the Company shall declare a dividend (or any other distribution) on its Common Stock that would result in an adjustment to the Conversion Rate pursuant to this Section 3;

(2)          there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

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(3)          there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be provided to the Holder of this Convertible Note, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating: (A) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend or distribution are to be determined; or (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in Sections 3(g)(1) through 3(g)(3).

(h)          Availability of Conversion Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Convertible Note, the full number of shares of Common Stock then issuable upon the conversion of this Convertible Note.  The Company covenants that all shares of Common Stock that may be issued upon conversion of this Convertible Note will upon issue be fully paid and nonassessable.

(i)          Taxes. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of this Convertible Note.  The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Convertible Note, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(j)          Registration Rights. The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the shares of Common Stock issuable upon the conversion of this Convertible Note as described in the Subscription Agreement.

4.           Mandatory Conversion.

(a)          In the event that the gross proceeds realized by the Company in the Next Financing are at least $5,000,000, then each Holder shall be required to convert this Convertible Note into the Conversion Securities issued in the Next Financing (a “Mandatory Conversion”) at the Next Financing Conversion Rate. The effective date of the Mandatory Conversion shall be the fifteenth (15th) Business Day following the first closing of the Next Financing at which the Company realizes gross proceeds of at least $5,000,000 (the “Mandatory Conversion Effective Date”).

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(b)          In the case of a Mandatory Conversion, the entire principal amount of this Convertible Note, and all accrued and unpaid interest thereon, shall, immediately upon the Mandatory Conversion Effective Date, automatically be converted into the Conversion Securities and thereafter each Holder shall receive the number of Conversion Securities as determined in accordance with Sections 3(c) and 3(d), above. The Company agrees that it shall in good faith, promptly take and any all such corporate action as may, in the opinion of its counsel, be necessary, upon the effectiveness of the Mandatory Conversion, to expeditiously effect the conversion of the Convertible Note into Conversion Securities and the Holder agrees to comply with the applicable procedures for effectuating a Mandatory Conversion, as specified herein or in separate written instructions delivered by the Company or its transfer agent. The Holder shall be deemed to be, and treated as, a holder of such number of Conversion Securities as to which this Convertible Note is convertible into at the close of business on the Mandatory Conversion Effective Date. As of such date, this Convertible Note shall solely represent the right to receive that number of Conversion Securities into which it is convertible and this Convertible Note shall be cancelled upon issuance of the certificates representing the Conversion Securities into which the Convertible Note is converted.

(c)          In order to effect a Mandatory Conversion hereunder, the Company shall use commercially reasonable efforts to deliver to each Holder written notice thereof (a “Mandatory Conversion Notice”) on or before 5:00 p.m. (eastern time) at least ten (10) calendar days before the Mandatory Conversion Effective Date. Notwithstanding the delivery by the Company of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way the right of a Holder to convert this Convertible Note into Conversion Shares prior to the Mandatory Conversion Effective Date. Any failure by the Company to deliver the Mandatory Conversion Notice within the timeframe set forth above shall not restrict or encumber the ability of the Company to cause the Mandatory Conversion of this Convertible Note in any manner other than that in such an event, the Mandatory Conversion Effective Date for this Convertible Note shall be deemed to be the tenth (10th) calendar day following the date of the Mandatory Conversion Notice. Except as may be specifically required in this Section 4, in the event of a Mandatory Conversion, the Company and the Holder shall follow the procedures for conversion and the delivery of Conversion Securities as set forth elsewhere herein with respect to the conversion of this Convertible Note into the Conversion Securities.

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5.        Conversion Limitation.

A Holder shall not have the right to convert any portion of this Convertible Note into Conversion Shares to the extent that after giving effect to such issuance after conversion, such Holder (together with such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99%, or 9.99% if such holder already beneficially owns 4.99% or exceeds 4.99% in the future, of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Convertible Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining portion of this Convertible Note beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of Common Stock, convertible notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5 applies, the determination of whether this Convertible Note is convertible into Conversion Shares (in relation to other securities owned by such Holder) and of which a portion of this Convertible Note is convertible shall be in the sole discretion of a Holder, and the submission of a Notice of Conversion shall be deemed to be each Holder’s determination of whether this Convertible Note is convertible (in relation to other securities owned by such Holder) and of which portion of this Convertible Note is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Convertible Note, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 5 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 5 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Convertible Note.

6.        Redemption.

(a)          At any time and from time to time prior to the Maturity Date, upon no less than 30 days’ written notice by the Company to the Holder (the “Redemption Notice”), the Company may elect, in its sole option, to redeem all or a portion of the then outstanding Convertible Notes by payment of the Redemption Amount (defined below) (the “Redemption Amount”). The last day of such notice day period shall be the “Redemption Date” unless such date shall not be a Business Day, in which event, the Redemption Date shall be first Business Day following the expiration of such notice period. The Redemption Amount is due in full on the Redemption Date. Within 15 days from the date of the Redemption Notice, the Holder may exercise the conversion feature of the Convertible Notes that are the subject of the Redemption Notice, by providing written notice to the Company of such Holder’s intention to exercise such conversion feature. The Conversion Shares underlying such Convertible Notes shall be issued by the Company on or prior to the 15th day following the date of the Holder’s notice of intention to exercise such conversion feature. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Redemption Notice through the date all amounts owing thereon are due and paid in full.

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(b)          As used herein, “Redemption Amount” means either (i) for any redemption for which the Redemption Date shall be on or before the six month anniversary of the original issue date of this Convertible Note, the Redemption Amount shall be equal to 105% of the principal amount thereof, plus the unpaid interest which has accrued on the principal of the outstanding Convertible Notes up to and including the day immediately preceding the Redemption Date or (ii) for any redemption for which the Redemption Date shall be after the six month anniversary of the original issue date of this Convertible Note, the Redemption Amount shall be equal to 100% of the principal amount thereof, plus the unpaid interest which has accrued on the principal of the outstanding Convertible Notes up to and including the day immediately preceding the Redemption Date.

7.        Seniority and Security.

(a)          Seniority of Note. Except for Senior Indebtedness, as defined below, the Convertible Notes shall rank senior to any and all other Indebtedness, as defined below, of the Company, unless the Company receives the prior written consent of the Majority Holders, to otherwise incur such Indebtedness. This Convertible Note is issued subject to the provisions of this Section 7 and each person taking or holding this Convertible Note, accepts and agrees to be bound by these provisions. Accordingly, the indebtedness evidenced by this Convertible Note is hereby expressly subordinated in right of payment to the prior payment of the Senior Indebtedness. The Holder will not demand or receive from the Company (and Company will not pay to the Holder) all or any part of the Convertible Note, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Holder exercise any remedy with respect to any of the collateral secured by the Senior Indebtedness, nor will the Holder commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any portion of the Senior Indebtedness remains outstanding. Notwithstanding the foregoing, the Holder shall be entitled to receive cancellation of indebtedness hereunder in consideration of the conversion of such indebtedness into securities of the Company pursuant to the terms of this Convertible Note. Nothing in this section shall prohibit the Holder from converting all or any part of the Convertible Note into equity securities of the Company. The Company and the Holder further agree that neither the Company nor the Holder will modify this Section 7 without the prior consent of holders of the Senior Indebtedness.

(b)          Security Interest. As security for the full, prompt and complete payment and performance of the Company’s obligations hereunder, the Company hereby grants to the Holder of this Convertible Note, equally and ratably with the security interests granted to the other Holders of other Convertible Notes issued under the Subscription Agreements, a security interest in and to the Collateral (as collectively defined in that certain Security Agreement) pursuant to the Security Agreement, subject in all respects to the holders of the Senior Credit Facility and other Senior Indebtedness. Provided that proper filing is made in accordance with the Uniform Commercial Code and as otherwise expressly set forth herein, the Company hereby represents and warrants that Holder shall, and during such time as this Convertible Note remains outstanding, have a valid, perfected security interest in the Collateral, subject to the Senior Indebtedness.

(c)          Consent to Appointment of Agent. Each Holder of this Convertible Note consents to the appointment of the agent in the Security Agreement, and any successor to the initial agent, for the purposes of exercising the rights and remedies of the Holders as set forth in the Security Agreement.

8.        Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(1)          the Company defaults in the payment of the principal or interest (a “Defaulted Payment”) on this Convertible Note when the same becomes due and payable, and such default continues for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holders of at least a Majority in Interest of the outstanding Convertible Notes;

(2)         the Company fails to perform or observe any other term, covenant or agreement contained in this Convertible Note, and the default continues for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holders of at least a Majority in Interest of the outstanding Convertible Notes;

(3)          a default by the Company in the conversion of any of the Convertible Notes, which default continues for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holders of at least a Majority in Interest of the outstanding Convertible Notes;

(4)          any proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law relating to the Company or to all or any material part of its properties is instituted against the Company without its consent and continues undischarged or unstayed for ninety (90) calendar days, or any order for relief is entered in any such proceeding or there is an entry by a court having competent jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

(5)          the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law; or the Company commences any other proceeding under any adjustment of debt, relief of debtors, dissolution, or liquidation or similar law relating to the Company or any subsidiary thereof; or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the consent by the Company to the appointment of, or the taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, of any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the making by the Company of an assignment for the benefit of creditors.

(b)           Acceleration of Payment. If an Event of Default (other than an Event of Default specified in Section 8(a)(4) or 8(a)(5) hereof with respect to the Company) occurs and is continuing, the holders of at least a Majority in Interest of the Convertible Notes, by written notice to the Company, may declare due and payable the principal of this Convertible Note and all other outstanding Convertible Notes, plus any accrued and unpaid interest to the date of payment.  Upon a declaration of acceleration, such principal and premium, if any, and accrued and unpaid interest, to the date of payment shall be immediately due and payable. If an Event of Default specified in Section 8(a)(4) or 8(a)(5) occurs with respect to the Company, the principal and accrued and unpaid interest, on this Convertible Note shall become and be immediately due and payable, without any declaration or other act on the part of the Holder. The exercise of the rights of the Holders set forth in Sections 8(b) – (d), however, is subject to the Company’s obligations with respect to the Senior Indebtedness.

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The holders of not less than a Majority in Interest of the principal of the outstanding Convertible Notes may, on behalf of the holders of all of the Convertible Notes, waive, rescind and annul an acceleration and its consequences (including waiver of any defaults) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and is not precluded by the restrictions set forth in Section 11(d).

(c)           Collections. If an Event of Default with respect to this Convertible Note occurs and such Event of Default has not been waived or annulled, the Holder may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on this Convertible Note or to enforce the performance of any provision of this Convertible Note.

(d)           Right to Receive Payment Upon Default. Notwithstanding any other provision in this Convertible Note, unless the Holder elects to convert this Convertible Note following any Event of Default, the Holder of this Convertible Note shall have the right, which is absolute and unconditional, subject to the Senior Indebtedness, receive payment of the principal and interest in respect of the Convertible Notes held by the Holder, on or after the final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date or the right to convert, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(e)           No Exclusive Right or Remedy. Except as otherwise provided herein, no right or remedy conferred in this Convertible Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(f)           No Waiver of Right or Remedy. No delay or omission of the Holder of this Convertible Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Section 8 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

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9.	Restrictions on Transfer.

(a)          This Convertible Note and the Common Stock or other securities issuable upon conversion of this Convertible Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.  Neither this Convertible Note nor the Common Stock or other securities issuable upon conversion of this Convertible Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any.  The Holder by its acceptance of this Convertible Note or the Common Stock issuable upon conversion of this Convertible Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Convertible Note or any portion thereof or interest therein other than in a minimum denomination of $10,000 principal amount (or any integral multiple of $1,000 in excess thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, (b) to an Affiliate of the Holder, (c) to a person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (d) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor (y) agrees to be bound by the restrictions and limitations set forth herein and in the Subscription Agreement and (z) furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(b)          The Holder acknowledges that the shares of Common Stock and other securities issuable upon conversion of this Convertible Note shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(c)          The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act. The Holder has been advised that this Convertible Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration.  The Holder has not been formed solely for the purpose of making this investment and is acquiring the Convertible Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

(d)          The Company shall cooperate with the Holder and take all actions reasonably necessary to effectuate any Transfer of this Convertible Note by the Holder that is permitted under Section 9(a) above.

10.         Definitions.

Unless otherwise defined in this Convertible Note, the following capitalized terms shall have the following respective meanings when used herein. Other capitalized terms used in this Convertible Note that are not defined herein shall have the respective meanings ascribed to such terms as set forth in the Subscription Agreement:

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“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 3(e) hereof, shares assumable on conversion of the Convertible Notes shall include only shares of the class designated as Common Stock, par value $0.001 per share, of the Company at the date of execution of this Convertible Note or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so assumable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Convertible Note Register” means the register or other ledger maintained by the Company that records the record owners of the Convertible Notes.

“Defaulted Payment” has the meaning set forth in Section 8 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Holder” means the person in whose name this Convertible Note is registered on the Convertible Note Register.

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“Indebtedness” means, without duplication, with respect to any Person (the “subject Person”), all liabilities, obligations and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding purchases of property, product, merchandise and services in the ordinary course of business, but including (a) all obligations and liabilities of any Person secured by any lien on the subject Person’s property, even though the subject Person shall not have assumed or become liable for the payment thereof; (except unperfected liens incurred in the ordinary course of business and not in connection with the borrowing of money); provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (b) all capital lease obligations and other obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (c) all obligations and liabilities under guarantees; (d) the present value of lease payments due under synthetic leases; (e) all obligations and liabilities under any asset securitization or sale/leaseback transaction; and (f) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

“Majority in Interest” has the meaning set forth in Section 11(d).

“Maturity Date” has the meaning set forth in Section 2 hereof.

“Permitted Indebtedness” means up to $5,000,000 of senior Indebtedness, whether or not secured, that may be incurred by the Company or any Subsidiary from time to time hereafter, and any deferrals, renewals or extensions of any such Indebtedness and notes or other instruments or evidences of Indebtedness issued in respect of or in exchange for any such Indebtedness or any funding to pay or replace any such Indebtedness or credit.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Credit Facility” means the secured credit facility entered into between the Company and United Capital Funding Corp., as of April 1, 2009, and as such facility may be amended, increased or replaced from time to time, whether by United Capital Funding Corp. or another financing source, and all other obligations of the Company to United Capital Funding Corp. (or a successor or other financing source) now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees).

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“Senior Indebtedness” means all amounts owed or owing pursuant to (a) the Senior Credit Facility and (b) the Permitted Indebtedness, and in both cases, including, but not limited to, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) all other obligations of the Company to the holders of such Senior Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

“Subscription Agreement” means the Subscription Agreement among the Company and the initial holders of the Convertible Notes.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means: (1) if the applicable security is quoted on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business; (2) if that security is listed on the New York Stock Exchange, a day on which trades may be made on the New York State Exchange; (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq Stock Market, a day on which the principal U.S. securities exchange on which the securities are listed or the OTC Bulletin Board, if the Company’s securities are quoted thereon, is open for business; or (4) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Trading Price” of a security on any date of determination means: (1) the closing sale price as reported by the Trading Market on which the Common Stock is listed or quoted for trading on the date in question; or (2) if such security is not listed or quoted for trading on a Trading Market, the average of the last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose, or as determined by the Board of Directors in good faith.

“Unit Warrants” means the warrants to purchase shares of Common Stock issued to Purchasers of Convertible Notes upon execution of the Subscription Agreement.

11.          Miscellaneous.

(a)         Payment; No Recourse. No provision of this Convertible Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Convertible Note at the times, places and rate, and in the coin or currency, herein prescribed, and in accordance with the terms and conditions set forth herein; or to convert this Convertible Note as herein provided. This Convertible Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of the Convertible Note, or for the payment of the Principal of, or premium, if any, or the interest on, the Convertible Note, or for any claim based on the Convertible Note, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the Convertible Note.

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(b)         Notice. The Company will give prompt written notice to the Holder of this Convertible Note of any change in the location of the Designated Office.  Any notice to the Company or to the holder of this Convertible Note shall be given in the manner set forth in the Subscription Agreement; provided that the Holder of this Convertible Note, if not a party to such Subscription Agreement, may specify alternative notice instructions to the Company.

(c)         Transfer. (1)  The transfer of this Convertible Note is registrable on the Convertible Note Register upon surrender of this Convertible Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Convertible Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Such Convertible Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.  Prior to due presentation of this Convertible Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Convertible Note is registered as the owner thereof for all purposes, whether or not this Convertible Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)           Upon presentation of this Convertible Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Convertible Note shall be transferred on the Convertible Note Register, and a new Convertible Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated.  Transfers and exchanges of Convertible Notes shall be subject to such additional restrictions as are set forth in the legends on the Convertible Notes and to such additional reasonable regulations as may be prescribed by the Company as specified in Section 9 hereof.  Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be Convertible Noted on the Convertible Note register.

(3)           Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Convertible Note, if mutilated, the Company will deliver a new Convertible Note of like tenor and dated as of such cancellation, in lieu of such Convertible Note.

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(d)        Amendments; Waivers.  Neither this Convertible Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Convertible Note and the other Convertible Notes may be amended and the observance of any term of this Convertible Note and the other Convertible Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Convertible Notes, upon the approval of the Company and the holders of fifty-one percent (51%) or more of the outstanding principal amount of all then outstanding Convertible Notes (a “Majority in Interest”); provided, however, that any amendment that would (i) change the maturity of the principal of or any installment of interest on any of the Convertible Notes, (ii) reduce the principal amount of, or any premium or interest on any Convertible Note, (iii) reduce the percentage in aggregate principal amount of Convertible Notes outstanding necessary to modify or amend the Convertible Notes or to waive any past default; or (iv) modify this Section 11(d) shall, in each case, require the approval of the holder of each Convertible Note to which such amendment shall apply. The Company may, without the consent of any holder of the Convertible Notes, amend the Convertible Notes for the purpose curing any ambiguity or correcting or supplementing any defective provision contained in the Convertible Notes; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders of the Convertible Notes in any material respect, or adding or modifying any other provisions with respect to matters or questions arising under the Convertible Notes which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of the Convertible Notes.  The Company will not amend any provision of any other Convertible Note in a manner favorable to any holder thereof unless a similar amendment is made or offered with respect to all of the Convertible Notes.

(e)         Governing Law. This security shall be governed by and construed in accordance with the internal laws of the state of New York, without regard to the principles of conflicts of law thereof.

(f)         Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Convertible Note and shall not affect the construction of, or be taken into consideration in interpreting, this Convertible Note.

(g)         Severability. If any provision of this Convertible Note is invalid, illegal or unenforceable, the balance of this Convertible Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. This Convertible Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder or any other Person to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Convertible Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Convertible Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Convertible Note.

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(h)         Execution; Entirety. This Convertible Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Convertible Note by telecopy shall be effective as delivery of a manually executed counterpart of this Convertible Note. This Convertible Note constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed on the date first written above.

SKINNY NUTRITIONAL CORP.

By:
Name: Michael Salaman
Title: Chief Executive Officer

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EXHIBIT A

CONVERSION NOTICE

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and, if specified, interest under the Convertible Note (the “Convertible Note”) of Skinny Nutritional Corp. (the “Company”) into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: _________________________

Principal Amount of Convertible Notes to be Converted:

$ _______

Number of shares of Common Stock or Conversion Securities (if applicable) to be Issued: ___________

Applicable Conversion Rate: __________________________

Signature: ________________________________________

Name: __________________________________________

Address: ________________________________________

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Schedule 1

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under Section 3 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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